EXHIBIT 99.1

U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy to Present at the
 7th Annual Credit Suisse Small/Mid Cap Conference

Houston, TX, September 8, 2016 – U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of outpatient physical therapy clinics (the “Company”), today announced that its Chief Financial Officer, Larry McAfee, will present at the 7th Annual Credit Suisse Small/Mid Cap Conference on Wednesday, September 14, 2016. The presentation will cover an overview of the Company. The conference is being held at The Waldorf Astoria, NY.

A copy of the presentation is posted on the Company's website at www.usph.com.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 521 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 22 physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.